EXHIBIT 99.1

Notice of Special Meeting of Shareholders and Management Proxy Circular of IVANHOE ENERGY INC. DATED: July 13, 2014

IVANHOE ENERGY INC. 654 – 999 Canada Place Vancouver, BC V6C 3E1 Telephone: 604-688-8323 Fax: 604-682-2060 Notice of Special Meeting of Shareholders August 13, 2014

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of IVANHOE ENERGY INC. (the “Company”) will be held in the Wilson M. Beck Room, Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia on Wednesday, August 13, 2014, at 9:00 AM (Pacific Time) (the “Meeting”) for the following purposes:

1.
to consider and, if deemed advisable, to pass a special resolution (the full text of which is set out in the accompanying Management Proxy Circular) authorizing and approving the filing of Articles of Amendment to consolidate the issued and outstanding common shares of the Company on the basis of a consolidation ratio to be selected by the directors of the Company within a range between five old common shares-for-one new common share and seven old common shares-for-one new common share, all as more particularly described in the accompanying Management Proxy Circular; and

2.	to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The board of directors has fixed July 11, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof.

A Management Proxy Circular and form of proxy accompany this Notice. The Management Proxy Circular contains details of the matters to be considered at the Meeting.

A shareholder who is unable to attend the Meeting in person and who wishes to ensure that his or her shares will be voted at the Meeting, is requested to complete, date and sign the enclosed form of proxy and deliver it by facsimile, by hand or by mail in accordance with the instructions set out in the form of proxy and in the Management Proxy Circular.  Instructions on how to vote by telephone, by email or over the Internet are also set out in the Management Proxy Circular.

DATED at Vancouver, British Columbia, this 13th day of July, 2014.

BY ORDER OF THE BOARD OF DIRECTORS “Mary Vincelli”
Mary Vincelli Corporate Secretary

IVANHOE ENERGY INC.
Suite 654 – 999 Canada Place
Vancouver, British Columbia  V6C 3E1

MANAGEMENT PROXY CIRCULAR

INTRODUCTION

This Management Proxy Circular is for the special meeting of shareholders of Ivanhoe Energy Inc. (the “Company”) to be held on Wednesday, August 13, 2014, at 9:00 AM (Pacific time) and any adjournment(s) or postponement(s) (the “Meeting”). As a shareholder on July 11, 2014 (the “Record Date”), you have the right to vote your common shares of the Company on:

•	considering a resolution to approve a consolidation of the Company’s common shares; and

•	any other items that may properly come before the Meeting.

To help you make an informed decision, this Management Proxy Circular tells you about the Meeting, the proposed amendments to the Company’s Articles of Incorporation regarding a consolidation of the Company’s common shares. Your proxy is solicited by the Company’s management, and solicitation will be made by directors, officers and regular employees of the Company personally, by telephone, by mail or by electronic means of communication. All costs associated with this solicitation of proxies will be borne by the Company.

In this document, “you”, “your” and “shareholder” refer to holders of common shares of the Company and the term shares refers to the Company’s common shares without par value. “We”, “us”, “our”, “Company” and “Ivanhoe Energy” refer to Ivanhoe Energy Inc. and “board” refers to our board of directors, unless otherwise indicated. This Management Proxy Circular is dated July 13, 2014. The information in this document is current to July 11, 2014 unless otherwise indicated.

THE MEETING

The Meeting will be held at the Wilson M. Beck Room, Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada starting at 9:00 AM (Pacific time) on Wednesday, August 13, 2014.

The purpose of the meeting is for shareholders to consider the proposed share consolidation and such other items of business that may properly come before the Meeting, as stated in the notice of the Meeting.

WHAT THE MEETING WILL COVER

The business to be conducted at the Meeting is to consider a resolution to approve an amendment to the Company’s Articles of Incorporation to consolidate the Company’s issued common shares without par value based on a consolidation ratio to be selected by the board of directors within a range between five old common shares-for-one new common share and seven old common shares-for-one new common share.

Shareholders may also consider other business that properly comes before the Meeting.

GENERAL PROXY MATTERS

Voting by Proxy

This is the easiest way to vote. Voting by proxy means that you are giving the person(s) named on your proxy form (your “proxyholder”) the authority to vote your shares at the Meeting in accordance with your instructions. A proxy form is included in this package.

You can choose from seven ways of voting your shares by proxy:

1.	by telephone;

2.	on the Internet;

3.	by postal mail;

4.	by email;

5.	by fax;

6.	by hand; and

7.	by appointing another person as your proxyholder to go to the Meeting and vote your shares for you.

The persons named as proxyholders in the accompanying proxy form are directors and/or officers of the Company. These persons will vote your shares for you, unless you appoint someone else to be your proxyholder. You may appoint another person or company to go to the Meeting and vote your shares for you. If you appoint someone else, your proxyholder must be present at the Meeting to vote your shares.

If you are voting your shares by proxy, our transfer agent, CST Trust Company, must receive your completed proxy form by 9:00 AM (Pacific time) on Monday, August 11, 2014, or 48 hours (excluding Saturdays, Sundays and statutory holidays) before any adjournment(s) or postponement(s) of the Meeting.

Registered Shareholders and Non-Registered Shareholders

You are a registered shareholder if your name appears on your share certificate(s). Your proxy form tells you whether you are a registered shareholder. Only registered shareholders or the persons they appoint as their proxyholders are permitted to vote at the Meeting.

You are a non-registered (or beneficial) shareholder if your bank, trust company, securities broker or other financial institution (an “Intermediary”) holds your shares for you. For most non-registered shareholders, your proxy form or voting instruction form tells you whether you are a non-registered (or beneficial) shareholder.

Pursuant to National Instrument 54-101 (“NI 54-101”) of the Canadian Securities Administrators, the Company has distributed copies of the Management Proxy Circular and the other proxy-related materials in connection with the Meeting (the “Meeting Materials”) to non-registered shareholders indirectly through Intermediaries. These Intermediaries are required to forward the Meeting Materials to non-registered shareholders unless a non-registered shareholder has waived the right to receive them.  Intermediaries often use service companies to forward the proxy-related materials to non-registered shareholders. The Company will pay the fees and cost of the Intermediaries for their services in delivering the Meeting Materials to non-registered shareholders. The Company is not using the notice-and-access delivery procedures defined under NI 54-101 and National Instrument 51-102, Continuous Disclosure Obligations as a means of sending the Meeting Materials to registered shareholders or non-registered shareholders.

If you are not sure whether you are a registered shareholder or a non-registered shareholder, please contact CST Trust Company:

•	By telephone: 1-800-387-0825 (toll free in Canada and the United States)

•	By fax: 1-888-249-6189

•	By mail: CST Trust Company, P.O. Box 700, Station B, Montreal, Quebec, H3B 3K3

•	By email: inquiries@canstockta.com

Please follow the instructions below on how to vote, based on whether you are a registered shareholder or a non-registered shareholder.

How to Vote – Registered Shareholders

By proxy

1.	By telephone:

•	Call 1-888-489-5760 (toll free in Canada and the United States) from a touch-tone phone.

•	Using the telephone keypad, enter the 13-digit control number found on the reverse side of your proxy form.

•	Follow the instructions.

•	If you vote by telephone, you cannot appoint anyone other than the persons named on your proxy form as your proxyholder.

2.	On the Internet:

•	Go to www.cstvotemyproxy.com to vote online.

•	Enter the 13-digit control number found on the reverse side of your proxy form.

•	Follow the instructions.

3.	By postal mail:

•	Complete, sign and date the proxy form.

•	Detach and return it in the envelope provided or otherwise return it to CST Trust Company, Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1.

•	Please see the “Completing the Proxy Form” section for more information.

4.	By email:

•	Complete, sign and date the proxy form.

•	Email a pdf copy of the signed proxy form to proxy@canstockta.com (French language proxies to be sent procuration@canstockta.com)

5.	By fax:

•	Complete, sign and date the proxy form.

•	Fax the signed proxy to 1-866-781-3111 (toll free in Canada and the United States) or 1-416-368-2502 (outside Canada and the United States).

•	Please see the “Completing the Proxy Form” section for more information.

6.	By hand:

•	Complete, sign and date the proxy form.

•	Deliver it to The Oceanic Plaza, 1600 - 1066 Hastings Street, Vancouver, British Columbia, V6E 3E1 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6.

7.	You may appoint another person or company as your proxyholder to go to the Meeting and vote your shares for you:

•	This person or company does not have to be a shareholder.

•	Make sure the person or company you appoint is aware of the appointment and attends the Meeting.

•	Please see the “Completing the Proxy Form” section for more information.

In person at the Meeting

•	You do not need to complete or return a proxy form.

•	To vote in person, bring the meeting registration portion of your proxy form to the Meeting (to register and enter the Meeting).

•	You may vote in person at the Meeting on votes conducted by show of hands or by ballot.

How to Vote – Non-Registered Shareholders

By proxy

•
Your Intermediary is required to ask for your voting instructions before the Meeting, and you should contact your Intermediary if you did not receive a request for voting instructions or proxy form in this package.

•	In most cases, you will receive a voting instruction form from your Intermediary, and you should provide your voting instructions in accordance with the directions on the form.

•	Less frequently, you will receive a proxy form signed by the Intermediary that is restricted as to the number of shares beneficially owned by you, but is otherwise incomplete.

•
If you receive a proxy form, you should complete and return it in accordance with the directions on the proxy form using the envelope provided, or otherwise return it to CST Trust Company by mail to Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1, by hand to The Oceanic Plaza, 1600 - 1066 Hastings Street, Vancouver, British Columbia, V6E 3E1 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, or by fax at 1-866-781-3111 (toll free in Canada and the United States) or 1-416-368-2502 (outside Canada and the United States).

•	To be valid for use at the Meeting, proxies must be received before 9:00 a.m. (Pacific time) on Monday, August 11, 2014.

In person at the Meeting

•	The Company does not have access to the names or holdings of non-registered shareholders.

•
Non-registered shareholders can only vote shares in person at the Meeting if appointed as the proxyholder (you can do this by printing your name in the space provided on the voting instruction form provided by your Intermediary and submitting and returning it as directed on the form).

•	If appointed as proxyholder, a non-registered shareholder will be asked to register his or her attendance at the Meeting and may vote at the Meeting on votes conducted by show of hands or by ballot.

Completing the Proxy Form

For the resolutions to authorize the amendment to the Company’s Articles of Incorporation to consolidate the Company’s common shares, you can choose to vote “For” or “Against”. If your shares are represented by proxy, they will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

When you sign the proxy form, you authorize one of Carlos A. Cabrera, Executive Chairman of the Company, or Mary Vincelli, Corporate Secretary of the Company, to vote or withhold from voting your shares for you at the Meeting in accordance with your instructions.

You have the right to appoint a person or company other than the persons designated in the proxy form to represent you and vote your shares at the Meeting. If you are appointing someone else to vote your shares for you at the Meeting, strike out the two names that are printed on the proxy form and write the name of the person or company you are appointing in the space provided. Complete your voting instructions, date and sign the proxy form, and return it to CST Trust Company as instructed.

If you return a duly executed proxy form but do not tell us how you want to vote your shares, your votes will be cast FOR the resolution to authorize the amendment to the Company’s Articles of Incorporation to consolidate the Company’s common shares.

If you do not specify how you want your shares voted, your proxyholder will vote your shares as described above and as he or she sees fit on any other matter that may properly come before the Meeting.

If you are an individual shareholder, your proxy form must be signed by you or your authorized attorney. If you are a corporation or other legal entity, the proxy form must be signed by an authorized officer or attorney. A proxy form signed by a person acting as an attorney or in some other representative capacity (including a representative of a corporate shareholder) should indicate that person’s capacity following his or her signature. That proxy form should be accompanied by the appropriate instrument evidencing qualification and authority to act, unless such instrument has previously been filed with the Company.

Changing Your Vote

You can revoke a vote you made by proxy by:

•	voting again by telephone, email or on the Internet before 9:00 AM (Pacific time) on Monday, August 11, 2014;

•
completing a proxy form that is dated later than the proxy form you are changing, and mailing it or faxing it to CST Trust Company, Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1, 1-866-781-3111, so that it is received before by 9:00 AM (Pacific time) on Monday, August 11, 2014;

•
sending a notice in writing from you or your authorized attorney (or, if the shareholder is a corporation, by a duly authorized officer) revoking your proxy to the corporate secretary of the Company so that it is received before by 9:00 AM (Pacific time) on Monday, August 11, 2014; or

•	giving a notice in writing from you or your authorized attorney (or, if the shareholder is a corporation, by a duly authorized officer) revoking your proxy to the chair of the Meeting, at the Meeting.

How the Votes Are Counted

You have one vote for each common share you held on July 11, 2014. As at July 11, 2014 there were 114,824,253 common shares outstanding, each carrying the right to one vote at meetings of shareholders.

Only persons who were holders of shares as of the close of business on the Record Date (July 11, 2014) are entitled to receive notice of, attend and vote at the Meeting. The Company will prepare or cause to be prepared a list of the holders of common shares as of the close of business on the Record Date. At the Meeting, each holder of common shares named in that list will be entitled to vote the common shares shown opposite the holder’s name on the list.

CST Trust Company counts and tabulates the votes. It does this independently of the Company to make sure that the votes of individual shareholders are confidential. CST Trust Company refers proxy forms to management only in the following circumstances:

•	when it is clear that a shareholder wants to communicate with management;

•	when the validity of the form is in question; or

•	when the law requires it.

Where Voting Results Will Be Posted

A report on the voting results of the Meeting will be filed with securities regulators on SEDAR and available at www.sedar.com.

Principal Holders of Voting Shares

To the knowledge of the directors of the Company: (i) the only persons beneficially owning or exercising control or direction over, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to all common shares; and (ii) the aggregate share ownership by the current directors and executive officers of the Company as a group are as set out in the following table:

Name and Address	Number of Shares(1)	Percentage of Shares Outstanding
Robert M. Friedland 150 Beach Road #25-03 The Gateway West Singapore 189720	20,215,852(2)	17.46%

Directors and Executive Officers as a group	24,143,679(3)	20.88%

(1)
Beneficial ownership is determined in accordance with applicable securities laws and generally includes voting or investment power with respect to securities. Unissued common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for the purpose of computing the beneficial ownership of common shares of the person holding such convertible security but are not deemed outstanding for computing the beneficial ownership of common shares of any other person.

(2)
Includes 19,132,373 issued common shares held indirectly through Newstar Securities SRL (“Newstar”), Premier Mines SRL and Evershine SRL, companies controlled by Mr. Friedland. Also includes 250,000 unissued common shares issuable upon the exercise of stock options, 694,444 unissued common shares issuable upon the exercise of convertible debentures held indirectly through Newstar and 139,035 common shares held directly by Mr. Friedland.

(3)	Includes 2,021,161 unissued common shares issuable to directors and executive officers upon exercise of incentive stock options.

VOTES NECESSARY TO PASS RESOLUTIONS

The Company’s by-laws provide that the quorum for the transaction of business at the Meeting is at least one individual present at the commencement of the Meeting holding, or representing by proxy the holder or holders of, common shares carrying, in the aggregate, not less than thirty-three and one-third percent (33 1/3%) of the votes eligible to be cast at the Meeting.

Under the Yukon Business Corporations Act (the “YBCA”) a majority of the votes cast by shareholders at the Meeting is required to pass an ordinary resolution and a majority of two-thirds of the votes cast at the Meeting is required to pass a special resolution.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

The Company’s management proxy circular, dated March 19, 2014, is herein incorporated by reference with respect to “Interest of Informed Persons in Material Transactions”, and is available free of charge on or through the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, or securityholders may contact the Company directly to receive a copy, without charge, upon written or oral request to Mary Vincelli, Corporate Secretary, Suite 654-999 Canada Place, Vancouver, British Columbia, V6C 3E1, or by telephone at (604) 688-8323.

SPECIAL BUSINESS - Common Share Consolidation

Introduction

At the Meeting, the Company’s shareholders will be asked to consider and, if thought fit, pass a special resolution (the “Common Share Consolidation Resolution”) authorizing an amendment to the Company’s Articles of Incorporation (“Articles of Amendment”) to consolidate (or reverse split) the Company’s issued common shares into a lesser number of issued common shares (the “Common Share Consolidation”). The Common Share Consolidation Resolution will authorize the board of directors to:

•	select a Common Share Consolidation ratio of between five old common shares-for-one new common share and seven old common shares-for-one new Common Share; and

•	file Articles of Amendment giving effect to the Common Share Consolidation at the selected ratio.

The board of directors will retain the discretion to revoke the Common Share Consolidation Resolution and elect not to proceed with the filing of the Articles of Amendment and the implementation of the Common Share Consolidation.

The Company believes that having the authority to select within a range of Common Share Consolidation ratios provides the flexibility to implement the Common Share Consolidation in a manner intended to maximize the anticipated benefits for the Company and its shareholders. In determining which Common Share Consolidation ratio to select within the range to be authorized by the Common Share Consolidation Resolution, the board of directors may consider a series of factors, including the following:

•	historical trading prices and trading volumes of the common shares;

•	the common shares’ continuing eligibility to remain listed on NASDAQ;

•	the anticipated impact of the Common Share Consolidation on future trading prices and trading volumes of the common shares;

•	trading price thresholds that affect the ability of certain equity market participants to invest or recommend investments in the common shares;

•	the adequacy of public distribution of the common shares following the implementation of the Common Share Consolidation; and

•	prevailing general market and economic conditions.

Background and Reasons for the Common Share Consolidation

A key reason why the board of directors is seeking authority to implement the Common Share Consolidation is to avoid the potential delisting of the common shares from NASDAQ. The Listing Rules of NASDAQ require that a security must have a bid price of at least US$1.00 per share in order to remain eligible for continued listing.

On September 6, 2013, the Company received a letter from NASDAQ advising that the minimum bid price of the common shares had fallen below US$1.00 for 30 consecutive trading days and that, as a result, the common shares no longer met the minimum US$1.00 bid price requirement. NASDAQ also advised the Company that, under the Listing Rules, the Company would have a grace period of 180 calendar days, or until March 5, 2014, to regain compliance with the minimum US$1.00 bid price requirement. Renewed compliance would be achieved if at any time during the 180-day period the closing bid price of the common shares was at least US$1.00 for a minimum of 10 consecutive business days.

The closing bid price of the common shares did not meet the minimum US$1.00 requirement for at least 10 consecutive business days during the 180 day period that ended on March 5, 2014 and, accordingly, the Company notified NASDAQ on February 18, 2014 of its intention to cure the minimum bid price deficiency and requested an additional 180 days to regain compliance. On March 6, 2014, NASDAQ responded by advising of its determination to grant the Company an additional 180 calendar day grace period, or until September 2, 2014, to regain compliance based on:

•
the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing with the exception of the minimum bid price requirement; and

•	the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

The Company remains eligible to regain compliance with the minimum bid price requirement if the bid price of the common shares closes at US$1.00 or higher for a minimum of 10 consecutive business days during the second grace period, although NASDAQ may, in its discretion, require the Company to maintain a minimum closing bid price of at least US$1.00 per share for a period in excess of 10 consecutive business days before determining that the Company has demonstrated the ability to maintain long-term compliance with the minimum bid price requirement.

If the Company does not regain compliance with the minimum bid price requirement within the second 180-day grace period ending September 2, 2014, NASDAQ will notify the Company that the common shares are subject to delisting. At that time, the Company may appeal this determination to delist to a Listing Qualifications Panel. If the Company appeals a determination to delist, it must submit to the Listing Qualifications Panel a plan to regain compliance. NASDAQ has advised the Company that, historically, Listing Qualifications Panels have generally viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency.

If the common shares were delisted from NASDAQ, the Company believes that the common shares then would likely be eligible for quotation on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) (provided that a market maker in the common shares files the appropriate application with, and such application is cleared by, FINRA), on another over-the-counter quotation system or on the inter-dealer quotation and trading system operated by Pink OTC Markets Inc., commonly referred to as the “pink sheets.” If that were to occur, the liquidity and marketability of the common shares would decrease. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the common shares.

If the common shares were delisted from NASDAQ and their trading price were to remain below US$1.00 per share, trading in the common shares would be subject to certain rules under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) which require additional disclosure by broker-dealers in connection with any trades involving (i) a stock defined as a “penny stock”, and (ii) persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers might discourage broker-dealers from effecting transactions in the common shares, which might further affect their liquidity.

Delisting from NASDAQ and a sustained downturn in the market price of the common shares could adversely affect the Company’s ability to raise additional equity financing, as and when needed, and would likely significantly increase the dilution that existing shareholders would experience as a result of any such equity financing or other transaction involving the future issuance of common shares.

The Company believes that existing and prospective investors will perceive an investment in the common shares more favourably if the Company is listed on NASDAQ than if the common shares were to trade on the OTCBB or similar trading systems. The Company also believes that achieving a higher market price for the common shares through the Common Share Consolidation could increase investment interest for the common shares in international equity capital markets by potentially broadening the pool of investors that may consider investing in the Company. It could also attract investors whose internal investment policies prohibit or discourage them from purchasing stocks trading below a certain minimum price.

Common Share Consolidation Resolution

At the Meeting, shareholders will be asked to consider, and if deemed advisable, approve the Common Share Consolidation Resolution authorizing the board of directors to file Articles of Amendment giving effect to the Common Share Consolidation.  The Common Share Consolidation Resolution is a special resolution and, as such, requires approval by not less than two-thirds (2/3rds) of the votes cast by the shareholders present in person, or represented by proxy, at the Meeting. The full text of the Common Share Consolidation Resolution is set out in Schedule “A” to this Management Proxy Circular.

For the reasons outlined above, the Company believes that curing the minimum bid price deficiency and thus avoiding a delisting of the common shares from NASDAQ is in the best interests of the Company and its shareholders and that implementing the Common Share Consolidation is the most expeditious way of curing the deficiency. Accordingly, the board of directors recommends that shareholders vote their common shares in favour of the Common Share Consolidation Resolution.

Risks Associated with the Common Share Consolidation

Reducing the number of issued and outstanding common shares through the Common Share Consolidation is intended, absent other factors, to increase the per share market price of the common shares. However, the market price of the common shares will also be affected by the Company’s financial and operational results, its financial position, including its liquidity and capital resources, the development of its projects, industry conditions, the market’s perception of the Company’s business and other factors, which are unrelated to the number of common shares outstanding.

Having regard to these other factors, there can be no assurance that the market price of the common shares will increase following the implementation of the Common Share Consolidation to the extent sufficient to cure the minimum bid price deficiency and avoid a delisting of the common shares from NASDAQ or that the market price of the common shares will not decrease in the future and create another minimum bid price deficiency. There can also be no assurance that the implementation of the Common Share Consolidation will, in and of itself, guarantee the continued listing of the common shares on NASDAQ or that the common shares will not be delisted because the Company fails to meet other continued listing requirements of NASDAQ.

The market price of the common shares immediately following the implementation of the Common Share Consolidation is expected to be approximately equal to the market price of the common shares prior to the implementation of the Common Share Consolidation multiplied by the consolidation ratio but there is no assurance that the anticipated market price immediately following the implementation of the Common Share Consolidation will be realized or, if realized, will be sustained or will increase. There is a risk that the total market capitalization of the Company’s common shares (the market price multiplied by the number of common shares outstanding) after the implementation of the Common Share Consolidation may be lower than the total market capitalization of the common shares prior to the implementation of the Common Share Consolidation.

Although the Company believes that establishing a higher market price for the common shares could increase investment interest for the common shares in international equity capital markets by potentially broadening the pool of investors that may consider investing in the Company, including investors whose internal investment policies prohibit or discourage them from purchasing stocks trading below a certain minimum price, there is no assurance that implementing the Common Share Consolidation will achieve this result.

If the Common Share Consolidation is implemented and the market price of the common shares (adjusted to reflect the consolidation ratio) declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would have occurred if the Common Share Consolidation had not been implemented. Both the total market capitalization of a company and the adjusted market price of such company’s shares following a consolidation or reverse split may be lower than they were before the consolidation or reverse split took effect. The reduced number of common shares that would be outstanding after the Common Share Consolidation was implemented could adversely affect the liquidity of the common shares.

The Common Share Consolidation will, in all likelihood, result in some shareholders owning “odd lots” of fewer than 100 common shares on a post-consolidation basis. Odd lots may be more difficult to sell, or attract greater transaction costs per share to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 common shares.

The Common Share Consolidation may also create an immaterial element of dilution for certain shareholders because the Common Share Consolidation is likely to create fractional common shares. For further details regarding the fractional common shares, see “SPECIAL BUSINESS – Common Share Consolidation – No Fractional Shares”.

Effects of the Share Consolidation

General

If the Common Share Consolidation is implemented, its principal effect will be to proportionately decrease the number of issued and outstanding common shares by a factor equal to the consolidation ratio selected by the board of directors. At the close of business on July 10, 2014, the closing price of the common shares on the TSX was Cdn$0.385, the closing price of the common shares on NASDAQ was US$0.369 and there were 114,824,253 common shares issued and outstanding. Based on the number of common shares currently issued and outstanding, immediately following the completion of the Share Consolidation, for illustrative purposes only, depending on the Common Share Consolidation ratio, the number of common shares then issued and outstanding (disregarding any resulting fractional common shares) will be as follows:

Common Share Consolidation ratio		Common Shares Outstanding

Five old-for-1 new	-	22,964,851

Five and one-half old-for-1 new		20,877,137

Six old-for-1 new	-	19,137,376

Six and one-half old-for-1 new		17,665,270

Seven old-for-1 new		16,403,465

The Company does not expect the Common Share Consolidation itself to have any economic effect on holders of common shares or securities convertible into or exercisable to acquire common shares, except to the extent the Common Share Consolidation will result in fractional shares.

The common shares are currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Common Share Consolidation will not affect the registration of the common shares under the Exchange Act or the listing of the common shares on the TSX. Following the Common Share Consolidation, the Company will continue to be subject to periodic reporting and other requirements of the Exchange Act and the common shares will continue to be listed on the TSX under the symbol “IE”. If the implementation of the Common Share Consolidation cures the minimum bid price deficiency and the Company continues to meet the other listing requirements of NASDAQ, the common shares will continue to be listed on NASDAQ under the symbol “IVAN”. In each case, the post-consolidation common shares will be considered a substituted listing with new CUSIP and ISIN numbers.

Voting rights and other rights of the holders of common shares prior to the implementation of the Common Share Consolidation will not be affected by the Common Share Consolidation, other than as a result of the creation and disposition of fractional shares as described below. For example, a holder of 2% of the voting power attached to the outstanding common shares immediately prior to the implementation of the Common Share Consolidation will generally continue to hold 2% of the voting power attached to the common shares stock immediately after the implementation of the Common Share Consolidation. The number of registered shareholders will not be affected by the Common Share Consolidation (except to the extent any are cashed out as a result of holding fractional shares).

The Common Share Consolidation may result in some shareholders owning “odd lots” of fewer than 100 common shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 common shares. The board of directors believes, however, that these potential effects are outweighed by the anticipated benefits of the Common Share Consolidation.

Effect on Non-registered Shareholders

Non-registered shareholders holding common shares through an intermediary (a securities broker, dealer, bank or financial institution) should be aware that the intermediary may have different procedures for processing the Common Share Consolidation than those that will be put in place by the Company for registered shareholders. If you hold your common shares through an intermediary and you have questions in this regard, you are encouraged to contact your intermediary.

Effect on Incentive Stock Options

As of the date of this Management Proxy Circular, there were incentive stock options held by directors, employees and other service providers exercisable under the Company’s Equity Incentive Plan to acquire, in the aggregate, 7,399,441 unissued common shares. The Equity Incentive Plan authorizes the board of directors to make appropriate adjustments to both the number of common shares underlying all outstanding incentive stock options and the applicable exercise price(s) in the event of any change in the common shares through consolidations, subdivisions or reclassification of the common shares or otherwise.

Upon the implementation of the Common Share Consolidation, each then outstanding incentive stock option will be adjusted as follows:

•
the number of unissued common shares that may be purchased through the exercise of an incentive stock option will be reduced on the same proportionate basis as the issued and outstanding common shares based on the consolidation ratio selected by the board of directors; and

•
the price for which one (1) common share may be purchased pursuant to the exercise of an incentive stock option will be increased in inverse proportion to the reduction in the number of common shares based on the consolidation ratio selected by the board of directors.

Effect on Restricted Share Units

As of the date of this Management Proxy Circular, there were 3,128,032 unvested restricted share units held by employees and other service providers issued under the Company’s RSU Plan. The RSU Plan authorizes the board of directors to make appropriate adjustments to any outstanding restricted share unit awards in the event of any change in the common shares through consolidations, subdivisions or reclassification of the common shares or otherwise to prevent substantial dilution or enlargement of the rights granted to the holders of restricted share units.

Upon the implementation of the Common Share Consolidation, each then outstanding restricted share unit will be adjusted such that the number of common shares that a holder of a restricted share unit will receive upon vesting will be reduced on the same proportionate basis as the issued and outstanding common shares based on the consolidation ratio selected by the board of directors. Additional adjustments may be required in respect of those outstanding restricted share unit awards, if any:

•	that vest less than five (5) trading days before or after the date upon which the common shares commence trading on the TSX and NASDAQ on a post-consolidation basis; and

•	for which the holder receives cash in lieu of a common share.

Effect on Convertible Debentures

As of the date of this Management Proxy Circular, there were convertible, unsecured, subordinated debentures (“Convertible Debentures”) in the aggregate principal amount of Cdn$73.3 million issued pursuant to a trust indenture dated June 9, 2011 (the “Indenture”).  Under the terms of the Indenture, the conversion price and number of common shares issuable pursuant to the conversion of the Convertible Debentures are automatically adjusted upon the implementation of the Common Share Consolidation. Following the implementation of the Common Share Consolidation, the Company will deliver to each holder of Convertible Debentures a confirmation in writing of the number of post-consolidation common shares underlying the Convertible Debentures as well as the adjusted conversion price.

Effect on Share Certificates

If the Common Share Consolidation is approved by shareholders and subsequently implemented, those registered shareholders who will hold at least one new post-consolidation common share will be required to exchange their share certificates representing old pre-consolidation common shares for new share certificates representing new post-consolidation common shares or, alternatively, a Direct Registration System (“DRS”) Advice/Statement representing the number of new post-consolidation common shares they hold following the Common Share Consolidation. DRS is an electronic registration system which allows shareholders to hold common shares in their name in book-based form, as evidenced by a DRS Advice/Statement rather than a physical share certificate.

If the Common Share Consolidation is implemented, the Company (or its transfer agent) will mail to each registered shareholder a letter of transmittal addressed to the Company and its transfer agent. Each registered shareholder must complete and sign a letter of transmittal after the Common Share Consolidation takes effect. The letter of transmittal will contain instructions on how to surrender to the transfer agent the certificate(s) representing the registered shareholder’s old pre-consolidation common shares. The transfer agent will send to each registered shareholder who follows the instructions provided in the letter of transmittal a new share certificate representing the number of new post-consolidation common shares to which the registered shareholder is entitled rounded up or down to the nearest whole number or, alternatively, a DRS Advice/Statement representing the number of new post-consolidation common shares the registered shareholder holds following the Common Share Consolidation. Non-registered shareholders who hold their common shares through intermediaries (securities brokers, dealers, banks, financial institutions, etc.) should contact their intermediaries with respect to the Common Share Consolidation.

Until surrendered to the transfer agent, each share certificate representing old pre-consolidation common shares will be deemed for all purposes to represent the number of new post-consolidation common shares to which the registered shareholder is entitled as a result of the Common Share Consolidation. Until registered shareholders have returned their properly completed and duly executed letter of transmittal and surrendered their old share certificate(s) for exchange, registered shareholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the Common Share Consolidation.

Any registered shareholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a replacement share certificate only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

The method chosen for delivery of share certificates and letters of transmittal to the Company’s transfer agent is the responsibility of the registered shareholder and neither the transfer agent nor the Company will have any liability in respect of share certificates and/or letters of transmittal which are not actually received by the transfer agent.

REGISTERED SHAREHOLDERS SHOULD NEITHER DESTROY NOR SUBMIT ANY SHARE CERTIFICATE UNTIL HAVING RECEIVED A LETTER OF TRANSMITTAL.

No Fractional Shares

No fractional common shares will be issued pursuant to the Common Share Consolidation. In lieu of any such fractional common shares, each registered shareholder of the Company otherwise entitled to a fractional common share following the implementation of the Common Share Consolidation will receive the nearest whole number of post-consolidation common shares. For example, any fractional interest representing less than 0.5 of a post-consolidation common share will not entitle the holder thereof to receive a post-Consolidation Share and any fractional interest representing 0.5 or more of a post-consolidation common share will entitle the holder thereof to receive one whole post-consolidation common share. In calculating such fractional interests, all common shares registered in the name of each registered shareholder will be aggregated.

No Dissent Rights

Shareholders are not entitled to exercise any statutory dissent rights with respect to the proposed Common Share Consolidation.

Accounting Consequences

If the Common Share Consolidation is implemented, net income or loss per common share, and other per share amounts, will be increased because there will be fewer common shares issued and outstanding. In future financial statements, net income or loss per common share and other per share amounts for periods ending before the Common Share Consolidation took effect would be recast to give retroactive effect to the Common Share Consolidation.

Certain Canadian Federal Income Tax Consequences of the Common Share Consolidation

The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a holder of the Company’s common shares whose shares are consolidated pursuant to the Common Share Consolidation and who, for purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, holds its common shares as capital property and deals at arm’s length and is not affiliated with the Company (a “Holder”). Generally, the common shares will be considered to be capital property to a Holder provided the Holder does not hold the common shares in the course of carrying on a business or as part of an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (“Tax Proposals”) before the date of hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES IN THEIR PARTICULAR CIRCUMSTANCES.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of common shares must be expressed in Canadian dollars (including adjusted cost base, proceeds of disposition and dividends). For purposes of the Tax Act, amounts denominated in a foreign currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

Residents of Canada

The following portion of the summary is generally applicable to a Holder that, at all relevant times for purposes of the Tax Act, is or is deemed to be resident in Canada (a “Canadian Holder”). Certain Canadian Holders that might not otherwise be considered to hold their common shares as capital property may, in certain circumstances, be entitled to have their common shares and all other “Canadian securities” (as defined in the Tax Act) owned in the taxation year of the election and all subsequent taxation years deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. The following portion of the summary does not apply to a Canadian Holder: (i) that is a “financial institution” for purposes of section 142.2 of the Tax Act, (ii) that is a “specified financial institution” as defined for purposes of the Tax Act, (iii) to which the “functional currency” reporting rules in section 261 of the Tax Act apply, (iv) an interest in which is a “tax shelter investment” for purposes of the Tax Act, or (v) that is a corporation that is, or becomes as part of a transaction or event or a series of transactions or events that includes the acquisition of the common shares, controlled by a non-resident corporation for the purpose of the foreign affiliate dumping rules in proposed section 212.3 of the Tax Act. Such Holders should consult their own tax advisors.

In general, a Canadian Holder will not realize a capital gain or a capital loss as a result of the Common Share Consolidation, and in general the aggregate adjusted cost base to a Canadian Holder of all its common shares will be the same after the Common Share Consolidation as it was before the Common Share Consolidation.

Non-Residents of Canada

The following portion of the summary is generally applicable to a Holder that, at all relevant times for purposes of the Tax Act, is neither resident nor deemed to be resident in Canada (including as a consequence of an applicable income tax treaty or convention) and does not use or hold, and is not deemed to use or hold common shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules which are not discussed in this summary, may apply to a non-resident insurer carrying on business in Canada and elsewhere.

In general, a Non-Resident Holder will not realize a capital gain or a capital loss as a result of the Common Share Consolidation, and in general the aggregate adjusted cost base to a Non-Resident Holder of all its common shares will be the same after the Common Share Consolidation as it was before the Common Share Consolidation.

Certain U.S. Federal Income Tax Consequences of the Common Share Consolidation

The following discussion is a general summary of certain U.S. federal income tax consequences of the Common Share Consolidation that may be relevant to holders of common shares that hold such shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. The Company will not request any rulings from the IRS on the tax consequences described below. The IRS or a U.S. court might reach a contrary conclusion with respect to the issues addressed herein if the matter were contested. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) banks, insurance companies or other financial institutions; (ii) tax-exempt organizations; (iii) retirement plans, individual plans, individual retirement accounts and tax-deferred accounts; (iv) dealers in securities, currency or commodities; (v) regulated investment companies or real estate investment trusts and shareholders of such entities; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes) and their partners or members; (vii) traders in securities; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding common shares as a position in a hedging transaction, “straddle,” “conversion transaction,” “constructive sale,” “wash sale,” “synthetic security” or other integrated or risk reduction transaction; (x) persons who acquire common shares in connection with employment or other performance of services; (xi) holders subject to the alternative minimum tax; (xii) U.S. expatriates; and (xiii) Non-U.S. Holders (as defined below) that are controlled foreign corporations or passive foreign investment companies. In addition, this summary does not address the tax consequences arising under the laws of any non-U.S. or U.S. state or local jurisdiction and U.S. federal tax consequences other than federal income taxation.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

EACH HOLDER OF COMMON SHARES SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE COMMON SHARE CONSOLIDATION TO SUCH HOLDER.

For purposes of the discussion below, a U.S. Holder is a beneficial owner (other than a partnership) of common shares that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States, including an alien individual who is a permanent resident in the United States or who meets the “substantial presence” test under Section 7701(b) of the Code; (2) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A Non-U.S. Holder is a beneficial owner of common shares that is an individual, corporation, estate or trust that is not a U.S. Holder.

U.S. Holders

The Common Share Consolidation should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Common Share Consolidation. A U.S. Holder’s aggregate tax basis in the common shares received pursuant to the Common Share Consolidation should equal the aggregate tax basis of the common shares surrendered, and such U.S. Holder’s holding period in the common shares received should include the holding period in the common shares surrendered. Holders of common shares acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Non-U.S. Holders

Non-U.S. Holders that exchange common shares pursuant to the Common Share Consolidation generally should not be subject to U.S. tax on such exchange.

AUDITOR

Deloitte LLP, Chartered Accountants, has been the Company’s auditor since April 8, 1997.

OTHER BUSINESS

Management of the Company is not aware of any matter to come before the Meeting other than the matters referred to in the Notice of Meeting.

DIRECTORS’ APPROVAL

The contents of this Management Proxy Circular and its distribution to shareholders have been approved by the board of directors of the Company.

ADDITIONAL INFORMATION

Copies of the Company’s annual reports on Form 10-K, the Company’s quarterly reports on Form 10-Q, the Company’s current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge on or through the Company’s website at www.ivanhoeenergy.com or through the SEC’s website at www.sec.gov.  Additional information relating to the Company is available free of charge on or through the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.  Finally, securityholders may contact the Company directly to receive copies of information relating to it, including its financial statements and management’s discussion and analysis, without charge, upon written or oral request to Mary Vincelli, Corporate Secretary, Suite 654-999 Canada Place, Vancouver, British Columbia, V6C 3E1, or by telephone at (604) 688-8323.

Financial information is provided in the Company’s comparative annual financial statements and management discussion and analysis for its most recently completed financial year, December 31, 2013.

DATED at Vancouver, British Columbia as of the 13th day of July, 2014.

BY ORDER OF THE BOARD OF DIRECTORS “Mary Vincelli”
Mary Vincelli Corporate Secretary

SCHEDULE “A”

COMMON SHARE CONSOLIDATION RESOLUTION

“BE IT RESOLVED, as a special resolution of the shareholders of the Company that:

1.
the Articles of Incorporation of the Company be amended to change the number of issued and outstanding common shares of the Company by consolidating the issued and outstanding common shares of the Company on the basis of no more than (A) one (1) new common share for each seven (7) existing common shares of the Company and no less than (B) one (1) new common share for each five (5) existing common shares of the Company (the “Common Share Consolidation”), such amendment to become effective at a date in the future to be determined by the board of directors when the board considers it to be in the best interests of the Company to implement such a Common Share Consolidation, subject to all necessary stock exchange approvals;

2.
the amendment to the Articles of Incorporation giving effect to the Common Share Consolidation will provide that no fractional common shares will be issued in connection with the Common Share Consolidation and the number of post-consolidation common shares to be received by a holder will be rounded up, in the case of a fractional interest that is 0.5 or greater, or rounded down, in the case of a fractional interest that is less than 0.5, to the nearest whole number of common shares that such holder would otherwise be entitled to receive upon the implementation of the Common Share Consolidation;

3.
any director or officer of the Company be, and each of them is hereby, authorized and directed for and in the name of and on behalf of the Company to execute and deliver or cause to be delivered Articles of Amendment to the Yukon Registrar of Companies and to execute and deliver or cause to be delivered all documents and to take any action which, in the opinion of that person, is necessary or desirable to give effect to this special resolution;

4.
notwithstanding that this special resolution has been duly passed by the holders of the common shares of the Company, the directors of the Company may, in their sole discretion, revoke this special resolution in whole or in part at any time prior to its being given effect without further notice to, or approval of, the holders of the common shares of the Company; and

5.
any one director or officer of the Company be, and each of them is hereby, authorized and directed for and in the name of and on behalf of the Company, to execute or cause to be executed, whether under corporate seal of the Company or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.”

A-1

IVANHOE ENERGY INC.
Suite 654 - 999 Canada Place, Vancouver, B.C.  V6C 3E1
Tel:  604-688-8323

PROXY

This proxy is solicited by the management of IVANHOE ENERGY INC. (the “Company”) for the Special Meeting of its shareholders (the “Meeting”) to be held on August 13, 2014.

The undersigned hereby appoints Carlos A. Cabrera, Executive Chairman of the Company, or failing him, Mary Vincelli, Corporate Secretary of the Company, or instead of either of the foregoing, (insert name) __________________________________________, as nominee of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Meeting to be held in the Wilson M. Beck Room, Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia at 9:00 AM (Pacific time), and at any adjournments thereof, and directs the nominee to vote or withhold from voting, as applicable, the common shares of the undersigned in the manner indicated below:

1.	COMMON SHARE CONSOLIDATION RESOLUTION

To consider and, if deemed advisable, to pass a special resolution in the form attached as Schedule “A” to the Company’s Management Proxy Circular dated July 13, 2014 authorizing and approving the filing of Articles of Amendment to consolidate the issued and outstanding common shares of the Company as more particularly described in the Management Proxy Circular.

FOR ☐     AGAINST ☐

2.	To transact any other business as may properly come before the Meeting or at any adjournments thereof.

3.	Upon any permitted amendment to or variation of any matter identified in the Notice of Meeting.

THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

DATED: _______________________________, 2014.

_________________________________________________________________
Signature of Shareholder

_________________________________________________________________
(Please print name here)

Note: If not dated, this proxy is deemed to be dated on the day sent by the Company.

(Please advise the Company of any change of address)

NOTES:
Vote by Telephone, Fax, Mail, Email, Hand Delivery or Internet

An appointment of a proxyholder or alternate proxyholder will not be valid unless a form of proxy making the appointment, signed by the shareholder or by an attorney of the shareholder authorized in writing, is deposited with CST Trust Company:

●  by telephone to 1-888-489-5760,
●  by facsimile to (416) 368-2502 or 1-866-781-3111,
●  by postal mail to P.O. Box 721, Agincourt, Ontario, M1S 0A1
●  by email to proxy@canstockta.com (French language proxies to be sent to procuration@canstockta.com),
●  by hand to The Oceanic Plaza, 1600 - 1066 Hastings Street, Vancouver, British
Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, or
●  by Internet voting as described below,

and, in each case, must be received by CST Trust Company not later than 9:00 AM (Pacific time) on August 11, 2014, or 48 hours (excluding Saturdays, Sundays and statutory holidays) before any adjournment(s) or postponement(s) thereof, at which the form of proxy is to be used.

A shareholder has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and on the shareholder’s behalf at the Meeting other than either of the nominees designated in this form of proxy, and may do so by inserting the name of that other person in the blank space provided for that purpose in this form of proxy or by completing another suitable form of proxy.

The common shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot and where a choice with respect to a matter to be acted on is specified, the common shares will be voted on a ballot in accordance with that specification.  This proxy confers discretionary authority with respect to matters, other than the election of directors and appointment of auditor, identified or referred to in the accompanying Notice Meeting for which no instruction is given, and with respect to other matters that may properly come before the Meeting.

IN RESPECT OF A MATTER FOR WHICH A CHOICE IS NOT SPECIFIED IN THE FORM OF PROXY,  THE NOMINEES NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY THE FORM OF PROXY AT THEIR OWN DISCRETION FOR THE APPROVAL OF SUCH MATTER.

To vote by internet, use the internet to transmit your voting instructions and for electronic delivery of information.  Have this form of proxy available when you access the website at cstvotemyproxy.com.  You will be prompted to enter your 13-digit Control, which is located on the right side of this form of proxy.  You may also appoint a person other than the persons designated on this form of proxy by following the instructions provided on the website.

Any one of the joint holders of a common share may sign a form of proxy in respect of the share but, if more than one of them is present at the Meeting or represented by proxyholder, that one of them whose name appears first in the register of members in respect of the common share, or that one’s proxyholder, will alone be entitled to vote in respect thereof.  Where the form of proxy is signed by a corporation, either its corporate seal must be affixed or the form should be signed by the corporation under the hand of an officer or an attorney duly authorized in writing.
If you have any questions, please call CST Trust Company toll free at 1-800-387-0825 in Canada or the U.S. or at 1 (416) 682-3860 outside North America.	Control Number